Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

THIRD QUARTER FISCAL 2009 EARNINGS

CONFERENCE CALL ON OCTOBER 22, 2009

Calabasas Hills, CA — October 14, 2009 — The Cheesecake Factory  Incorporated (NASDAQ: CAKE) today announced it will release third quarter fiscal 2009 financial results after the market close on Thursday, October 22, 2009.  The Company will hold a conference call to discuss its results on the same day at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q3 Fiscal 2009 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through November 22, 2009.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 146 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2008 average annual unit sales of approximately $9.8 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $10.6 million in fiscal 2008.  The Company also operates one unit of RockSugar Pan Asian Kitchen®, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100